UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 24, 2007
Date of Report (Date of earliest event reported)
CEPHEID
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-30755 (Commission file number)	77-0441625 (I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA		94089

(Address of principal executive offices)		(Zip Code)
(408) 541-4191
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On January 24, 2007, Cepheid amended and restated its existing employment agreement with John L. Bishop, its Chief Executive Officer. The amended and restated employment agreement (the “Agreement”) provides for an initial base salary of $450,000, to be reviewed annually by Cepheid’s Board of Directors. The Agreement also provides for Mr. Bishop’s annual bonus to be determined pursuant to Cepheid’s 2007 Executive Incentive Plan, with a target bonus of 40% of his base salary, although no minimum bonus amount is payable. The Agreement provides that the maximum bonus for 2007 is $225,000. The Agreement provides that Cepheid will rent a one-bedroom corporate apartment near its headquarters for Mr. Bishop’s use and will reimburse expenses incurred by Mr. Bishop for weekly travel between Chicago, Illinois and Sunnyvale, California.
     Pursuant to the Agreement, if Mr. Bishop is terminated other than for cause or is constructively terminated (each as defined in the Agreement), Mr. Bishop will receive a lump sum payment of cash equal to twelve months’ base salary plus a pro-rated portion of his target bonus for the then-current year, and 50% of his restricted shares and stock options that are unvested as of his termination date will become fully vested and exercisable.
     If, within one year of a change of control (as defined in the Agreement) Mr. Bishop is terminated other than for cause or is constructively terminated, Mr. Bishop will receive a lump sum payment of cash equal to 24 months’ base salary plus his full target bonus for the then-current year, and any and all restricted shares and stock options that are unvested immediately prior to the change of control will become fully vested and exercisable.
     The description contained in this Item 1.01 of certain terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.02(e).
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Title

10.1	Employment Agreement dated January 24, 2007 by and between Cepheid and John L. Bishop.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid
Date: January 29, 2007	By:	/s/ John R. Sluis
		Name:	John R. Sluis
		Title:	Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

10.1	Employment Agreement dated January 24, 2007 by and between Cepheid and John L. Bishop.